UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 23, 2004



                              ENGELHARD CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       1-8142                22-1586002
           --------                       ------                ----------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
        incorporation)                 File Number)         Identification No.)

            101 Wood Avenue, Iselin, New Jersey                   08830
            -----------------------------------                   -----
         (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (732) 205-5000
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 23, 2004, Engelhard Corporation committed to a plan to reduce costs and improve operating efficiency at its Middle Georgia Operations, which manufacture kaolin-based products. The planned actions are consistent with the company's ongoing efforts to simplify processing and manage product mix to maximize profitability and growth opportunities. The plan calls for consolidation of certain manufacturing operations resulting in a reduced number of employees. The company expects to record a severance charge of approximately $1.5 million in the fourth quarter of 2004. The severance will be paid out in cash over the next 12 months. Employees eligible for severance under this plan were notified December 1, 2004, and will be severed by December 31, 2004.

Item 2.06 Material Impairments.

As a result of the decision to consolidate certain manufacturing operations in order to improve efficiency, as described under Item 2.05 above, the company will incur an impairment charge in the fourth quarter of 2004 for idled equipment. This charge is estimated to range between $5.0 million and $7.0 million and will be non-cash. Both amounts will be included in "Operating Earnings" in the "Special Charge" line of the "Consolidated Statement of Earnings."



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     ENGELHARD CORPORATION
                                            ------------------------------------
                                                          (Registrant)



Date:         December 1, 2004                      /s/ Michael A. Sperduto
      ------------------------------        ------------------------------------
                                                 Name:  Michael A. Sperduto
                                                 Title: Vice President and
                                                        Chief Financial Officer






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